Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report:  July 23, 2012

RICK'S CABARET INTERNATIONAL, INC.

(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13992	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

ITEM 5.02	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 23, 2012, we entered into a new Employment Agreement with our Chief Executive Officer and President, Eric Langan.  His previous employment agreement expired on April 1, 2012. The new agreement has a term of three years and provides for an annual base salary of $750,000 for the first year of the term and an annual base salary of $825,000 for the second and third year of the term. The agreement also provides for bonus eligibility, expense reimbursement, participation in all benefit plans maintained by us for salaried employees and two weeks paid vacation. Under the terms of the agreement, Mr. Langan is bound to a confidentiality provision and cannot compete with us for a period upon termination of the agreement.

On July 23, 2012, we entered into a new Employment Agreement with Travis Reese, our Executive V.P. and Chief Technology Officer. He previously served under the title “Executive V.P. and Director of Technology.”  His previous employment agreement expired on February 1, 2012. The new agreement has a term of two years and provides for an annual base salary of $230,000 for the first year of the term and an annual base salary of $240,000 for the second year of the term. The agreement also provides for bonus eligibility, expense reimbursement, participation in all benefit plans maintained by us for salaried employees and two weeks paid vacation. Under the terms of the agreement, Mr. Reese is bound to a confidentiality provision and cannot compete with us for a period upon termination of the agreement.

 Copies of both employment agreements are attached to this current report as Exhibits 10.1 and 10.2.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

10.1	Employment Agreement with Eric Langan
10.2	Employment Agreement with Travis Reese

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: July 23, 2012	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer